                                                                    Exhibit 23.1

KPMG LOGO

     One Mellon Center                                    Telephone 412 391 9710
     Pittsburgh, PA 15219                                 Fax       412 391 8963

The Board of Directors
    of Mellon Financial Corporation:


We consent to incorporation by reference in Registration Statement Nos. 33-34430 (Form S-8), 33-41796 (Form S-8), 33-65824 (Form S-8), 33-65826 (Form S-8),
33-54671 (Form S-8), 333-16743 (Form S-8), 333-38213 (Form S-3), 333-65275 (Form
S-8), 333-75601 (Form S-8), 333-75605 (Form S-8), 333-87961 (Form S-8),
333-33248 (Form S-3), 333-33248-01 (Form S-3), 333-54050 (Form S-8), 333-54054
(Form S-8), 333-60460 (Form S-8), and 333-60464 (Form S-8) of Mellon Financial Corporation of our report dated January 15, 2002 relating to the consolidated balance sheets of Mellon Financial Corporation and its subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference in the December 31, 2001, annual report on Form 10-K of Mellon Financial Corporation.

/s/ KPMG LLP

Pittsburgh, Pennsylvania
March 15, 2002